                                                               EXHIBIT 99.1





                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                 FORM 11-K

                               ----------------

[X]ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF
     1934 [FEE REQUIRED]

                FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993

                                       OR

[_]TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT
     OF 1934 [NO FEE REQUIRED]

  For the transition period from             to

                         Commission file number ......



                        RELIANCE INSURANCE COMPANY

                          SAVINGS INCENTIVE PLAN

                            4 PENN CENTER PLAZA

                     PHILADELPHIA, PENNSYLVANIA 19103

                   (FULL TITLE AND ADDRESS OF THE PLAN)


                       RELIANCE GROUP HOLDINGS, INC.

                             PARK AVENUE PLAZA

                            55 EAST 52ND STREET

                         NEW YORK, NEW YORK 10055

          (NAME AND ADDRESS OF ISSUER HELD PURSUANT TO THE PLAN)

                          INDEPENDENT AUDITORS' REPORT

Savings Incentive Plan Committee and Participants of
Reliance Insurance Company Savings Incentive Plan
Philadelphia, Pennsylvania

  We have audited the accompanying statements of net assets available for plan benefits, including the schedule of investments, of the Reliance Insurance Company Savings Incentive Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

  Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed on pages 15 and 16 are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements for the year ended December 31, 1993 and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

  We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-19897) and related Prospectus of our report included herein and to the use of Touche Ross & Co., and statements with respect to Touche Ross & Co., as appearing under the heading "Experts" in the Registration Statement on Form S-8.

Deloitte & Touche
Philadelphia, Pennsylvania

June 7, 1994

                           RELIANCE INSURANCE COMPANY

                             SAVINGS INCENTIVE PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1993

                                                                                               INCENTIVE FUNDS
                                                                     EMPLOYEE               ----------------------
                    EMPLOYEE     EMPLOYEE               EMPLOYEE    RETIREMENT   EMPLOYEE    EMPLOYER    EMPLOYER
                     GROWTH    INTERMEDIATE  EMPLOYEE    MANAGED    GOVERNMENT    COMMON      COMMON     MANAGED
                    & INCOME       BOND      MAGELLAN    INCOME    MONEY MARKET   STOCK        STOCK      INCOME
                      FUND         FUND        FUND       FUND         FUND        FUND        FUND        FUND    TOTAL FUNDS
                   ----------- ------------ ---------- ----------- ------------ ----------  ----------- ---------- ------------
ASSETS
Investments:
 Common Stock of
  Reliance Group
  Holdings, Inc.
  at Market Value
  (4,024,947
  Shares at a
  cost of
  $20,267,826)...  $       --   $      --   $      --  $       --    $    --    $5,573,387  $26,626,190 $      --  $ 32,199,577
 Other
  Investments....   29,562,316   8,497,864   8,423,986  24,337,356    715,222       33,082          --   9,632,655   81,202,481
                   -----------  ----------  ---------- -----------   --------   ----------  ----------- ---------- ------------
                    29,562,316   8,497,864   8,423,986  24,337,356    715,222    5,606,469   26,626,190  9,632,655  113,402,058
 Contributions
  Receivable--
  Employer.......          --          --          --          --         --           --     6,767,337        --     6,767,337
 Dividends and
  Interest
  Receivable.....          --          --          --          --         --        55,471      268,542        --       324,013
 Receivable for
  Unsettled
  Trade..........          --          --          --          --         --           --       213,607        --       213,607
                   -----------  ----------  ---------- -----------   --------   ----------  ----------- ---------- ------------
                    29,562,316   8,497,864   8,423,986  24,337,356    715,222    5,661,940   33,875,676  9,632,655  120,707,015
                   -----------  ----------  ---------- -----------   --------   ----------  ----------- ---------- ------------
LIABILITIES
Payable for
 Unsettled Trade.          --          --          --          --         --       (19,739)         --         --       (19,739)
                   -----------  ----------  ---------- -----------   --------   ----------  ----------- ---------- ------------
NET ASSETS
 AVAILABLE FOR
 PLAN BENEFITS...  $29,562,316  $8,497,864  $8,423,986 $24,337,356   $715,222   $5,642,201  $33,875,676 $9,632,655 $120,687,276
                   ===========  ==========  ========== ===========   ========   ==========  =========== ========== ============


                       See notes to financial statements.

                           RELIANCE INSURANCE COMPANY

                             SAVINGS INCENTIVE PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1992

                                                                                INCENTIVE FUNDS
                                                                            ------------------------
                                                                 EMPLOYEE    EMPLOYER
                           EMPLOYEE    EMPLOYEE     EMPLOYEE      COMMON      COMMON      EMPLOYER
                             BOND       EQUITY     GUARANTEED     STOCK        STOCK     GUARANTEED
                             FUND        FUND         FUND         FUND        FUND         FUND      TOTAL FUNDS
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
ASSETS
 Investments:
 Common Stock of
  Reliance Group
  Holdings, Inc. at
  Market Value
  (4,058,401 Shares at a
  cost of $21,514,678)..  $      --   $       --   $       --   $3,630,729  $21,226,978  $       --   $ 24,857,707
 Other Investments......   7,688,936   23,768,844   30,665,381      42,058       96,658   11,109,809    73,371,686
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
                           7,688,936   23,768,844   30,665,381   3,672,787   21,323,636   11,109,809    98,229,393
 Contributions
  Receivable--Employer..         --           --           --          --     1,937,173          --      1,937,173
 Contributions
  Receivable--Employee..       9,942        7,226       16,828       3,165          --           703        37,864
 Dividends and Interest
  Receivable............         211          798          529      47,214      228,430          103       277,285
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
                           7,699,089   23,776,868   30,682,738   3,723,166   23,489,239   11,110,615   100,481,715
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
LIABILITIES
 Payable to CMAC
  Investment SIP........    (242,674)    (689,893)    (671,615)    (62,992)    (567,502)    (113,417)   (2,348,093)
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
NET ASSETS AVAILABLE FOR
 PLAN BENEFITS..........  $7,456,415  $23,086,975  $30,011,123  $3,660,174  $22,921,737  $10,997,198  $ 98,133,622
                          ==========  ===========  ===========  ==========  ===========  ===========  ============


                       See notes to financial statements.

                        RELIANCE INSURANCE COMPANY

                          SAVINGS INCENTIVE PLAN

      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                   FOR THE YEAR ENDED DECEMBER 31, 1993

                                                               EMPLOYEE
                                                              RETIREMENT   EMPLOYEE      EMPLOYEE                EMPLOYEE
                      EMPLOYEE     EMPLOYEE      EMPLOYEE     GOVERNMENT    GROWTH     INTERMEDIATE  EMPLOYEE     MANAGED
                        BOND        EQUITY      GUARANTEED   MONEY MARKET  & INCOME        BOND      MAGELLAN     INCOME
                        FUND         FUND          FUND          FUND        FUND          FUND        FUND        FUND
                     ----------  ------------  ------------  ------------ -----------  ------------ ----------  -----------
NET ASSETS
 AVAILABLE FOR PLAN
 BENEFITS,
 BEGINNING OF YEAR.  $7,456,415  $ 23,086,975  $ 30,011,123    $    --    $       --    $      --   $      --   $       --
ADDITIONS
  Interest and
   Dividends.......     151,540       195,921       952,469       6,008     1,514,770      482,246     462,444      722,976
  Dividends on
   Reliance Group
   Holdings, Inc.
   Common Stock....         --            --            --          --            --           --          --           --
  Net Investment
   Gain (Loss)
   Reliance Group
   Holdings,  Inc.
   Common Stock....         --            --            --          --            --           --          --           --
   Other
    Investments....     249,958     1,815,429           --          --      1,797,033       81,738     (49,243)         --
  Employee
   Contributions...     431,609     1,035,539     3,044,485      63,307     4,589,431    1,651,427     979,119    2,470,960
  Employer
   Contributions...         --            --            --          --            --           --          --           --
                     ----------  ------------  ------------    --------   -----------   ----------  ----------  -----------
TOTAL ADDITIONS....     833,107     3,046,889     3,996,954      69,315     7,901,234    2,215,411   1,392,320    3,193,936
                     ----------  ------------  ------------    --------   -----------   ----------  ----------  -----------
DEDUCTIONS AND FUND
 TRANSFERS
  Withdrawals and
   Terminations....    (203,116)     (788,439)   (1,912,333)    (43,037)   (3,427,998)    (930,760)   (313,103)  (3,877,828)
  Distribution to
   Commonwealth
   Mortgage
   Assurance
   Company SIP.....     (10,831)      (20,320)         (576)        --            --           --          --           --
  Interfund
   Transfers.......  (8,075,575)  (25,325,105)  (32,095,168)    688,944    25,089,080    7,213,213   7,344,769   25,021,248
                     ----------  ------------  ------------    --------   -----------   ----------  ----------  -----------
TOTAL DEDUCTIONS
 AND FUND
 TRANSFERS.........  (8,289,522)  (26,133,864)  (34,008,077)    645,907    21,661,082    6,282,453   7,031,666   21,143,420
                     ----------  ------------  ------------    --------   -----------   ----------  ----------  -----------
NET ADDITIONS
 (DEDUCTIONS)......  (7,456,415)  (23,086,975)  (30,011,123)    715,222    29,562,316    8,497,864   8,423,986   24,337,356
                     ----------  ------------  ------------    --------   -----------   ----------  ----------  -----------
NET ASSETS
 AVAILABLE FOR PLAN
 BENEFITS, END OF
 YEAR..............  $      --   $        --   $        --     $715,222   $29,562,316   $8,497,864  $8,423,986  $24,337,356
                     ==========  ============  ============    ========   ===========   ==========  ==========  ===========
                                           INCENTIVE FUNDS
                                 --------------------------------------
                      EMPLOYEE    EMPLOYER                   EMPLOYER
                       COMMON      COMMON       EMPLOYER     MANAGED
                       STOCK        STOCK      GUARANTEED     INCOME
                        FUND        FUND          FUND         FUND      TOTAL FUNDS
                     ----------- ------------ ------------- ----------- -------------
NET ASSETS
 AVAILABLE FOR PLAN
 BENEFITS,
 BEGINNING OF YEAR.  $3,660,174  $22,921,737  $ 10,997,198  $      --   $ 98,133,622
ADDITIONS
  Interest and
   Dividends.......      10,156       16,636       333,105     277,262     5,125,533
  Dividends on
   Reliance Group
   Holdings, Inc.
   Common Stock....     218,953    1,124,373           --          --      1,343,326
  Net Investment
   Gain (Loss)
   Reliance Group
   Holdings,  Inc.
   Common Stock....   1,127,345    7,003,473           --          --      8,130,818
   Other
    Investments....         --           --            --          --      3,894,915
  Employee
   Contributions...   1,138,331          --            --          --     15,404,208
  Employer
   Contributions...         --     6,767,337           --          --      6,767,337
                     ----------- ------------ ------------- ----------- -------------
TOTAL ADDITIONS....   2,494,785   14,911,819       333,105     277,262    40,666,137
                     ----------- ------------ ------------- ----------- -------------
DEDUCTIONS AND FUND
 TRANSFERS
  Withdrawals and
   Terminations....    (595,326)  (3,744,897)   (1,043,636) (1,126,228)  (18,006,701)
  Distribution to
   Commonwealth
   Mortgage
   Assurance
   Company SIP.....     (58,945)     (13,290)       (1,820)        --       (105,782)
  Interfund
   Transfers.......     141,513     (199,693)  (10,284,847) 10,481,621           --
                     ----------- ------------ ------------- ----------- -------------
TOTAL DEDUCTIONS
 AND FUND
 TRANSFERS.........    (512,758)  (3,957,880)  (11,330,303)  9,355,393   (18,112,483)
                     ----------- ------------ ------------- ----------- -------------
NET ADDITIONS
 (DEDUCTIONS)......   1,982,027   10,953,939   (10,997,198)  9,632,655    22,553,654
                     ----------- ------------ ------------- ----------- -------------
NET ASSETS
 AVAILABLE FOR PLAN
 BENEFITS, END OF
 YEAR..............  $5,642,201  $33,875,676  $        --   $9,632,655  $120,687,276
                     =========== ============ ============= =========== =============

                    See notes to financial statements.

                           RELIANCE INSURANCE COMPANY

                             SAVINGS INCENTIVE PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                                                                 INCENTIVE FUNDS
                                                                             ------------------------
                                                     EMPLOYEE     EMPLOYEE    EMPLOYER     EMPLOYER
                            EMPLOYEE    EMPLOYEE    GUARANTEED     COMMON      COMMON     GUARANTEED
                           BOND FUND   EQUITY FUND     FUND      STOCK FUND  STOCK FUND      FUND      TOTAL FUNDS
                           ----------  -----------  -----------  ----------  -----------  -----------  ------------
                                                                                                                     ---
NET ASSETS AVAILABLE FOR
 PLAN BENEFITS, BEGINNING
 OF YEAR.................  $6,532,743  $17,503,395  $28,231,392  $2,068,731  $12,910,530  $12,140,801  $ 79,387,592
ADDITIONS
 Interest and Dividends..     445,431      451,247    2,258,378       1,304        6,985      840,063     4,003,408
 Dividends on Reliance
  Group Holdings, Inc.
  Common Stock...........         --           --           --      171,684      929,412          --      1,101,096
 Net Investment Gain
  Reliance Group
  Holdings, Inc.
   Common Stock..........         --           --           --    1,062,071    5,368,194          --      6,430,265
 Other Investments.......      75,015    2,327,461          --          --           --           --      2,402,476
 Employee Contributions..   1,703,727    4,258,634    6,046,217     723,956          --            45    12,732,579
 Employer Contributions..         --           --           --          --     5,694,830          --      5,694,830
                           ----------  -----------  -----------  ----------  -----------  -----------  ------------
TOTAL ADDITIONS..........   2,224,173    7,037,342    8,304,595   1,959,015   11,999,421      840,108    32,364,654
                           ----------  -----------  -----------  ----------  -----------  -----------  ------------
DEDUCTIONS AND FUND
 TRANSFERS
 Withdrawals and
  Terminations...........    (834,302)  (2,185,489)  (4,673,879)   (311,042)  (1,405,750)  (1,848,935)  (11,259,397)
 Funds pending
  distribution on sale of
  Commonwealth Mortgage
  Assurance
   Company...............    (242,674)    (689,893)    (671,615)    (62,992)    (567,502)    (113,417)   (2,348,093)
 Distribution to General
  Casualty SIP...........         --           --           --          --       (11,134)         --        (11,134)
 Interfund Transfers.....    (223,525)   1,421,620   (1,179,370)      6,462       (3,828)     (21,359)          --
                           ----------  -----------  -----------  ----------  -----------  -----------  ------------
TOTAL DEDUCTIONS AND FUND
 TRANSFERS...............  (1,300,501)  (1,453,762)  (6,524,864)   (367,572)  (1,988,214)  (1,983,711)  (13,618,624)
                           ----------  -----------  -----------  ----------  -----------  -----------  ------------
NET ADDITIONS
 (DEDUCTIONS)............     923,672    5,583,580    1,779,731   1,591,443   10,011,207   (1,143,603)   18,746,030
                           ----------  -----------  -----------  ----------  -----------  -----------  ------------
NET ASSETS AVAILABLE FOR
 PLAN BENEFITS, END OF
 YEAR....................  $7,456,415  $23,086,975  $30,011,123  $3,660,174  $22,921,737  $10,997,198  $ 98,133,622
                           ==========  ===========  ===========  ==========  ===========  ===========  ============

                    See notes to financial statements.

             RELIANCE INSURANCE COMPANY SAVINGS INCENTIVE PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1991

                                                                                INCENTIVE FUNDS
                                                                            ------------------------
                           EMPLOYEE                 EMPLOYEE     EMPLOYEE    EMPLOYER     EMPLOYER
                             BOND      EMPLOYEE    GUARANTEED     COMMON      COMMON     GUARANTEED
                             FUND     EQUITY FUND     FUND      STOCK FUND  STOCK FUND      FUND      TOTAL FUNDS
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
NET ASSETS AVAILABLE FOR
 PLAN
 BENEFITS, BEGINNING OF
  YEAR..................  $4,598,507  $12,022,255  $22,925,311  $1,799,314  $ 9,616,019  $12,531,722  $ 63,493,128
ADDITIONS
 Interest and Dividends.      14,491       23,141    2,561,004      75,355      152,657    1,589,950     4,416,598
 Dividends on Reliance
  Group Holdings, Inc.
   Common Stock.........         --           --           --       97,960      674,310          --        772,270
 Net Investment Gain
  (Loss)
  Reliance Group Hold-
  ings, Inc.
   Common Stock.........         --           --           --     (304,975)  (1,435,642)         --     (1,740,617)
  Other Investments.....   1,036,860    5,200,673          --          --           --           --      6,237,533
 Employee Contributions.   1,415,368    3,264,747    6,270,103     661,603          --           --     11,611,821
 Employer Contributions.         --           --           --          --     4,746,864          --      4,746,864
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
TOTAL ADDITIONS.........   2,466,719    8,488,561    8,831,107     529,943    4,138,189    1,589,950    26,044,469
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
DEDUCTIONS AND FUND
 TRANSFERS
 Withdrawals and Termi-
  nations...............    (648,915)  (1,934,344)  (3,439,862)   (200,694)  (1,079,685)  (1,592,744)   (8,896,244)
 Distribution to General
  Casualty SIP..........    (438,826)    (512,066)    (168,052)     22,141      148,799     (305,757)   (1,253,761)
 Interfund Transfers....     555,258     (561,011)      82,888     (81,973)      87,208      (82,370)          --
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
TOTAL DEDUCTIONS AND
 FUND
 TRANSFERS..............    (532,483)  (3,007,421)  (3,525,026)   (260,526)    (843,678)  (1,980,871)  (10,150,005)
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
NET ADDITIONS (DEDUC-
 TIONS).................   1,934,236    5,481,140    5,306,081     269,417    3,294,511     (390,921)   15,894,464
                          ----------  -----------  -----------  ----------  -----------  -----------  ------------
NET ASSETS AVAILABLE FOR
 PLAN
 BENEFITS, END OF YEAR..  $6,532,743  $17,503,395  $28,231,392  $2,068,731  $12,910,530  $12,140,801  $ 79,387,592
                          ==========  ===========  ===========  ==========  ===========  ===========  ============


                       See notes to financial statements.

                          RELIANCE INSURANCE COMPANY

                            SAVINGS INCENTIVE PLAN

                         NOTES TO FINANCIAL STATEMENTS

A. ACCOUNTING PRINCIPLES

  The financial statements of the Reliance Insurance Company Savings Incentive Plan (the "Plan") are presented on the accrual basis of accounting. Investments are carried at market value as determined by the Trustee. Dividends and interest are recorded when earned. Employee and employer contributions are recorded in the period to which they are applicable. Brokerage commissions, and other expenses incurred in connection with the purchase or sale of securities, are charged directly to the Plan. All other costs and expenses of the Plan are paid by Reliance Insurance Company and participating affiliates.

B. PLAN DESCRIPTION

  The following is not intended to be a complete description of the Plan. Participants should refer to the Plan documents for a complete description of the Plan. The original effective date of the Plan was July 1, 1967 and the Plan was last amended effective April 1, 1994. The Plan is a defined contribution plan designed to allow eligible employees of Reliance Insurance Company and participating affiliates (each an "Employer") to save for their retirement. Employees, upon completion of twelve months employment during which they have worked a minimum of 1,000 hours, are eligible to join the Plan. Contributions may be made on either a salary reduction or an after-tax basis and eligible employees may contribute from 1% to 15% of their base salaries to the Plan to be invested, as they choose, in the various funds.

  An eligible employee who participates in the Plan (a "member") may elect to have his salary reduced each pay period in an amount from 1% to 10% of his base salary, and his Employer will make a salary reduction contribution to the Plan on his behalf in the amount by which his base salary was reduced. Additional limitations may be imposed under the Plan on the amount of salary reduction contributions and savings contributions that may be elected by highly compensated members, in order to comply with certain non-discrimination requirements of the Internal Revenue Code. The annual limit on salary reduction contributions by a member is determined from time to time by the Savings Incentive Plan Committee (not to exceed the indexed limitations contained in the Internal Revenue Code of 1986). The 1994 plan year limit is $9,240.

  Any member may elect to make after-tax savings contributions to the Plan by authorizing payroll deductions of 1% to 15% of his base salary for each payroll period. However, the amount a member may elect to contribute for a pay period as savings contributions may not exceed 15% of his base salary less the amount being contributed by him as salary reduction contributions. Members are not required to make salary reduction contributions before they can make savings contributions.

C. ADMINISTRATION OF THE PLAN

  The Plan is administered by the Savings Incentive Plan Committee (the "Committee") which has fiduciary responsibility for general operation of the Plan and has the power to interpret provisions of the Plan. Members of the Committee are appointed by the Board of Directors of Reliance Insurance Company for indefinite terms and may resign or be removed at any time. Members of the Committee serve without compensation for their service as such, and Reliance Insurance Company indemnifies such members to the extent determined by its Board of Directors.

  Effective April 1, 1994, Fidelity Management Trust Company ("Fidelity") became trustee of all funds of the Plan, except that Continental Trust Company is trustee for the Common Stock Fund. Fidelity also acts as investment manager. From April 1, 1993 to March 31, 1994, Continental Trust Company acted as trustee for all the funds and, prior to April 1, 1993, PNC Bank ("PNC") acted as trustee.

                        RELIANCE INSURANCE COMPANY

                          SAVINGS INCENTIVE PLAN

                NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

C. ADMINISTRATION OF THE PLAN--(CONTINUED)

  Although Reliance Insurance Company expects to continue the Plan, the right to amend or terminate the Plan is reserved. In the event of Plan termination, all benefits would become fully vested and nonforfeitable and the net assets of the Plan would be allocated as required by the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

D. EMPLOYER MATCHING CONTRIBUTIONS

  Each Employer will make an annual "matching contribution" to a separate "Incentive Account" with respect to the salary reduction and/or savings contributions of each member employed by it, subject to a limit of 5% of the member's base salary in any pay period. The amount of matching contribution will differ depending on the Employer which employs the member. For participating employees other than employees of the Commonwealth companies listed below, for every dollar a member contributes to the Plan (not exceeding a total of 5% of base salary in any pay period) and does not withdraw before the close of the Plan year, the Employer will make a contribution of $.60.

  For participating employees of Commonwealth Land Title Insurance Company, CRS Financial Services, Inc. and Commonwealth Relocation Services, Inc., for every dollar a member contributes to the Plan (not exceeding a total of 5% of base salary in any pay period) and does not withdraw before the close of the Plan year, the Employer will make a contribution of $.25, excluding any discretionary supplemental matching contribution as described below.

  Matching contributions generally must be made by the fifteenth day of February following the close of the Plan year. In order to be entitled to the Employer matching contribution for a Plan Year, a member must be employed by the Employer on the last working day of the Plan year, be on an authorized leave of absence (provided the member has not withdrawn his current year contribution) or be entitled to receive a distribution of his account following his retirement, death or disability.

  Employer matching contributions, which may be made with Reliance Group Holdings, Inc. ("RGH") Common Stock, will be invested in the Common Stock Fund or the Managed Income Fund or a combination thereof as determined by the Board of Directors of Reliance Insurance Company or a committee thereof. Prior to the making of Employer matching contributions for each such year, the Board of Directors or committee thereof will make a one-time determination regarding the investment of the Employer matching contributions for such year. The Employer matching contributions for each of the years 1991 through 1993 were invested in the Common Stock Fund.

  After the close of any year, an Employer may, in its sole discretion, make a supplemental matching contribution. For every dollar its employees contributed to the Plan during the year (not exceeding 5% of base salary in any pay period), the Employers made supplemental matching contributions in cash or RGH Common Stock as follows:

                      SUPPLEMENTAL MATCHING CONTRIBUTIONS

                                                            FOR THE YEAR ENDED
                                                               DECEMBER 31,
                                                           --------------------
      EMPLOYER                                              1993   1992   1991
      --------                                             ------ ------ ------
      CRS Financial Services, Inc. ....................... $  .85 $  .75 $  .50
      Commonwealth Land Title Insurance Company...........    .85    .75    .50
      Commonwealth Relocation Services, Inc. .............    .85    .75    .50

                        RELIANCE INSURANCE COMPANY

                          SAVINGS INCENTIVE PLAN

                NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

E. VESTING

  The rights of a member to savings contributions made by him and salary reduction contributions made by his Employer on his behalf, and any earnings thereon, are at all times fully vested and nonforfeitable. Matching contributions, and any earnings thereon, become vested based on such member's years of vesting service. A member earns one year of vesting service for each Plan year in which such member completes at least 1,000 hours of service.

  Participating employees become vested under the following schedule:

                                                                  VESTED
                                                                PERCENTAGE
                                                              OF THE MEMBER'S
      YEARS OF VESTING SERVICE                               INCENTIVE ACCOUNT
      ------------------------                               -----------------
      less than 2...........................................          0%
      2 but less than 3.....................................         20%
      3 but less than 4.....................................         40%
      4 but less than 5.....................................         60%
      5 but less than 6.....................................         80%
      6 or more.............................................        100%

F. INVESTMENT OPTIONS

  Through March 31, 1993, salary reduction, savings and rollover contributions were invested in accordance with the written directions of the member in one or more of the following funds:

    (a) Bond Fund. The assets of the Bond Fund, including the earnings thereon, were invested in investment grade debt securities, principally United States government and agency securities and corporate bonds.

    (b) Equity Fund. The assets of the Equity Fund, including the earnings thereon, were invested in a portfolio of domestic and foreign common stocks.

    (c) Guaranteed Fund. The assets of the Guaranteed Fund, including the earnings thereon, were invested in guaranteed investment contracts with insurance companies. The assets were invested in a contract with the United Pacific Life Insurance Company, a former subsidiary of Reliance Insurance Company.

    (d) Common Stock Fund. The assets of the Common Stock Fund, including earnings thereon, are invested in RGH Common Stock purchased by the Trustee or contributed by the Employers. The Trustee purchases RGH Common Stock at prevailing market prices in the open market, in privately negotiated transactions or directly from RGH and, in the normal course of business, the Trustee sells such stock only to meet administrative and distribution requirements of the Plan. The value of this fund will fluctuate based on the market price of RGH Common Stock.

  Effective April 1, 1993, the Bond and Equity Funds were transferred to funds that are invested in shares of the Fidelity Intermediate Bond Fund ("Intermediate Bond Fund") and the Fidelity Growth and Income Portfolio ("Growth and Income Fund"). On June 30, 1993, the guaranteed investment contract issued by United Pacific Life Insurance Company to the Plan was terminated. Effective July 1, 1993, account balances in the Guaranteed Fund were transferred to a fund that is invested in units of the Fidelity Managed Income Fund and two additional investments funds, the Fidelity Magellan Fund ("Magellan Fund") and the Fidelity Retirement Government Money Market Fund ("Retirement Government Money Market Fund"), were also

                        RELIANCE INSURANCE COMPANY

                          SAVINGS INCENTIVE PLAN

                NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

F. INVESTMENT OPTIONS--(CONTINUED)

made available to the members. The common stock fund described above remains in effect. A description of the new investment options available under the Plan is as follows:

    (a) Intermediate Bond Fund. The assets of the Intermediate Bond Fund, including the earnings thereon, are invested through shares of the Fidelity Intermediate Bond Fund in high and upper medium grade corporate obligations, obligations issued or guaranteed by the United States government or any of its agencies or instrumentalities, obligations of United States banks, commercial paper or other instruments of comparable quality. The average portfolio maturity range is from three to ten years with the primary objective of providing a high level of current income. The value of this fund will fluctuate with changes in interest rates and other market conditions.

    (b) Growth and Income Fund. The assets of the Growth and Income Fund, including the earnings thereon, are invested through shares of the Fidelity Growth and Income Portfolio primarily in domestic and foreign common stocks as well as convertible securities and bonds with the primary objectives of providing long term capital appreciation, current income from dividends and growth in income. The value of this fund will fluctuate with market conditions.

    (c) Managed Income Fund. The assets of the Managed Income Fund, including earnings thereon, are invested through units of the Fidelity Trust Company Managed Income Portfolio primarily in a portfolio of short-term and long-term conventional and synthetic guaranteed investment contracts ("GICs") and similar investment contracts with banks, which contracts have maturities of one to seven years. Synthetic GICs generally consist of debt obligations such as mortgage-backed and asset-backed securities, in conjunction with a book value, benefit-responsive contract arrangement with a third party, usually an insurance company, bank or brokerage firm. The Fund's primary objectives are to seek preservation of capital and a competitive level of income over time. The Fund will seek to maintain a stable net asset value of $1.00 per unit but there is no guarantee that the unit value will not change.

    (d) Magellan Fund. The assets of the Magellan Fund, including earnings thereon, are invested through shares of the Fidelity Magellan Fund in domestic and foreign common stocks and other securities which are convertible into common stock and in put and call options and futures contracts with respect to the foregoing securities. The Fund's primary objective is to provide long-term capital appreciation with current income being incidental. The value of this fund will fluctuate with market conditions.

    (e) Retirement Government Money Market Fund. The assets of the Retirement Government Money Market Fund, including earnings thereon, are invested through shares of the Fidelity Retirement Government Money Market Portfolio primarily in high quality money market instruments, including securities of the United States government and foreign issuers. The Fund's primary objective is to provide high current income with preservation of principal and liquidity. The value of this fund will fluctuate with changes in interest rates and other market conditions.

  The selection of investment options, which may be done in increments of 10% in any one of the above mentioned funds, pursuant to the Plan, with the exception of Employer matching contributions, is the sole responsibility of each member. Neither the Trustee nor the Employer shall have any responsibility to select investment options or to advise members in selecting their investment options. Subject to applicable provisions of law, each member assumes all risks connected with any decrease in the market value of any securities in the funds, and such funds shall be the sole source of payments to be made under the Plan.

                        RELIANCE INSURANCE COMPANY

                          SAVINGS INCENTIVE PLAN

                NOTES TO FINANCIAL STATEMENTS--(CONTINUED)






G. INVESTMENTS

  Other investments consist of the following:

                                                     DECEMBER 31, 1993
                                             ----------------------------------
                                             NUMBER OF                CURRENT
                                               SHARES      COST        VALUE
                                             ---------- ----------- -----------
Employee Growth and Income Fund
  Fidelity Growth and Income Fund...........  1,330,437 $28,066,368 $29,562,316
Employee Intermediate Bond Fund
  Fidelity Intermediate Bond Fund...........    788,299   8,445,842   8,497,864
Employee Magellan Fund
  Fidelity Magellan Fund....................    118,899   8,495,294   8,423,986
Employee Managed Income Fund
  Fidelity Managed Income Fund.............. 24,337,356  24,337,356  24,337,356
Employee Retirement Government Money Market
 Fund
  Fidelity Retirement Government Money
   Market Fund..............................    715,222     715,222     715,222
Employee Common Stock Fund
  Continental Short Term Investment II Fund.     33,082      33,082      33,082
Employer Managed Income Fund
  Fidelity Managed Income Fund..............  9,632,655   9,632,655   9,632,655
                                                        ----------- -----------
    Total Other Investments.................            $79,725,819 $81,202,481
                                                        =========== ===========
                                                     DECEMBER 31, 1992
                                             ----------------------------------
Employee Bond Fund
  PNC Fund Managed Income Portfolio.........    723,693 $ 7,460,483 $ 7,555,352
  PNC Money Market Fund.....................    133,584     133,584     133,584
                                                        ----------- -----------
    Total Bond Fund.........................              7,594,067   7,688,936
                                                        ----------- -----------
Employee Equity Fund
  PNC Money Market Fund.....................    534,116     534,116     534,116
  PNC Fund Value Equity Portfolio...........  1,608,663  16,066,181  16,537,057
  PNC Fund International Equity Portfolio...    318,931   3,181,376   3,093,630
  PNC Fund Special Equity Portfolio.........    311,499   3,116,466   3,604,041
                                                        ----------- -----------
    Total Equity Fund.......................             22,898,139  23,768,844
                                                        ----------- -----------
Employee Guaranteed Fund
  United Pacific Life Insurance Co. GAC
   #G0001...................................             30,371,847  30,371,847
  PNC Money Market Fund.....................    293,534     293,534     293,534
                                                        ----------- -----------
    Total Employee Guaranteed Fund..........             30,665,381  30,665,381
                                                        ----------- -----------
Employee Common Stock Fund
  PNC Money Market Fund.....................     42,058      42,058      42,058
Employer Common Stock Fund
  PNC Money Market Fund.....................     96,658      96,658      96,658
Employer Guaranteed Fund
  United Pacific Life Insurance Co. GAC
   #G0001...................................             11,070,197  11,070,197
  PNC Money Market Fund.....................     39,612      39,612      39,612
                                                        ----------- -----------
    Total Employer Guaranteed Fund..........             11,109,809  11,109,809
                                                        ----------- -----------
    Total Other Investments.................            $72,406,112 $73,371,686
                                                        =========== ===========

                        RELIANCE INSURANCE COMPANY

                          SAVINGS INCENTIVE PLAN

                NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

H. WITHDRAWALS

  Plan members are limited to one withdrawal per calendar quarter and two withdrawals per calendar year with respect to amounts attributable to savings contributions. The minimum withdrawal permitted is $500 (or the full value of the member's applicable account, if less).

  All amounts attributable to savings contributions must be withdrawn prior to any hardship withdrawal of amounts attributable to Employer matching contributions or salary reduction contributions.

  The Plan's hardship withdrawal rules comply with the Internal Revenue Code of 1986. In order to make a hardship withdrawal, a Plan member must exhaust the possibility of all other withdrawals (other than hardship withdrawals) under the Plan and all such withdrawals and nontaxable loans available under all other retirement plans maintained by Reliance Insurance Company and its affiliates. Earnings credited after 1988 on salary reduction contributions are not available for hardship withdrawals, even if the contributions were made before 1989. Upon receiving a hardship distribution, a member is generally suspended from making salary reduction contributions and savings contributions to the Plan (and all other deferred compensation plans maintained by Reliance Insurance Company and its affiliates) for one year and an additional limitation is imposed on the amount of salary reduction contributions that can be made by the member for the calendar year following the year of the hardship withdrawal.

I. PLAN PARTICIPANTS

  Approximately 6,229 and 5,930 employees were active members of the Plan as of December 31, 1993 and 1992, respectively, and were participants in each fund as follows:

                                                                      DECEMBER
                                                                         31,
                                                                     -----------
                                                                     1993  1992
                                                                     ----- -----
   Bond Fund........................................................   --  2,021
   Common Stock Fund................................................ 5,410 5,122
   Equity Fund......................................................   --  3,100
   Growth and Income Fund........................................... 3,653   --
   Guaranteed Fund..................................................   --  4,159
   Intermediate Bond Fund........................................... 2,182   --
   Magellan Fund.................................................... 1,350   --
   Managed Income Fund.............................................. 4,043   --
   Retirement Government Money Market Fund..........................   193   --

  The total number of members in the Plan is less than the sum of the number of participants in each fund since many members participate in more than one fund.

J. FEDERAL TAX CONSIDERATIONS

  a. Status of Plan

  The Internal Revenue Service has determined and informed the Company by a determination letter dated June 11, 1991, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan has been amended since receiving the determination letter. The Plan's tax counsel believes that the Plan is designed in compliance with the applicable requirements of the IRC assuming the Plan is amended on a timely basis to comply with the regulations issued in connection with the Tax Reform Act of 1986. In addition, according to the plan administrator, the plan is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

                        RELIANCE INSURANCE COMPANY

                          SAVINGS INCENTIVE PLAN

                NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
J. FEDERAL TAX CONSIDERATIONS--(CONTINUED)

  b. Impact on Plan Participants

  Matching contributions and salary reduction contributions, as well as earnings on all Plan assets, are generally not subject to federal income tax until distributed because the Plan is tax-qualified. Savings contributions are treated as having been received by the member as part of current compensation, and such amounts are taxable as ordinary income prior to payment into the Plan.

  Because a member's savings contributions are made from income which is taxed to such member when earned, an amount equal to such contributions is not taxable when distributed to him. The excess of a member's account values over his savings contributions is generally taxable income to such member only when distributed.






K. UNREALIZED APPRECIATION (DEPRECIATION) OF INVESTMENTS

  Investments are carried at market value or contract value as determined by the Trustee. The net unrealized appreciation (depreciation) of investments included in Net Assets Available For Plan Benefits is as follows:




                                         COMMON STOCK   ALL OTHER    COMBINED
                                            FUNDS         FUNDS        FUNDS
                                         ------------  -----------  -----------
Balance at January 1, 1993.............. $ 3,343,029   $   965,574  $ 4,308,603
 Change for the Year....................   6,683,076       454,272    7,137,348
                                         -----------   -----------  -----------
Balance at December 31, 1993............ $10,026,105   $ 1,419,846  $11,445,951
                                         ===========   ===========  ===========
Balance at January 1, 1992.............. $(3,115,053)  $10,191,381  $ 7,076,328
 Change for the Year....................   6,458,082    (9,225,807)  (2,767,725)
                                         -----------   -----------  -----------
Balance at December 31, 1992............ $ 3,343,029   $   965,574  $ 4,308,603
                                         ===========   ===========  ===========
Balance at January 1, 1991.............. $(1,342,525)  $ 6,836,324  $ 5,493,799
 Change for the Year....................  (1,772,528)    3,355,057    1,582,529
                                         -----------   -----------  -----------
Balance at December 31, 1991............ $(3,115,053)  $10,191,381  $ 7,076,328
                                         ===========   ===========  ===========

L. REALIZED GAINS

  Net realized gains on the disposition of investments were computed as follows:




                                        COMMON STOCK   ALL OTHER     COMBINED
                                           FUNDS         FUNDS        FUNDS
                                        ------------  ------------ ------------
Year Ended December 31, 1993
 Amount Realized....................... $40,099,144   $105,480,405 $145,579,549
 Average Cost..........................  38,651,402    102,039,762  140,691,164
                                        -----------   ------------ ------------
 Net Realized Gain..................... $ 1,447,742   $  3,440,643 $  4,888,385
                                        ===========   ============ ============
Year Ended December 31, 1992
 Amount Realized....................... $ 1,875,035   $ 40,003,531 $ 41,878,566
 Average Cost..........................   1,902,852     28,375,248   30,278,100
                                        -----------   ------------ ------------
 Net Realized Gain (Loss).............. $   (27,817)  $ 11,628,283 $ 11,600,466
                                        ===========   ============ ============
Year Ended December 31, 1991
 Amount Realized....................... $ 1,015,767   $ 17,716,993 $ 18,732,760
 Average Cost..........................     983,856     14,834,517   15,818,373
                                        -----------   ------------ ------------
 Net Realized Gain..................... $    31,911   $  2,882,476 $  2,914,387
                                        ===========   ============ ============

                        RELIANCE INSURANCE COMPANY

                          SAVINGS INCENTIVE PLAN

                NOTES TO FINANCIAL STATEMENTS--(CONTINUED)






M. EMPLOYER AND EMPLOYEE CONTRIBUTIONS

  Amounts contributed to the Plan by participating employers and employees for Plan years 1991 through 1993 were as follows:

                                                1993        1992        1991
                                             ----------- ----------- -----------
EMPLOYER CONTRIBUTIONS
Reliance Insurance Company.................. $ 3,183,026 $ 2,913,757 $ 2,696,140
Reliance Group Holdings.....................     220,925     217,700     229,878
Commonwealth Land Title Insurance Company...   3,363,386   2,563,373   1,820,846
                                             ----------- ----------- -----------
  TOTAL..................................... $ 6,767,337 $ 5,694,830 $ 4,746,864
                                             =========== =========== ===========
                                                1993        1992        1991
                                             ----------- ----------- -----------
EMPLOYEE CONTRIBUTIONS
Reliance Insurance Company.................. $ 8,822,223 $ 8,097,184 $ 7,389,996
Reliance Group Holdings.....................     523,214     507,892     502,784
Commonwealth Land Title Insurance Company...   6,058,771   4,127,503   3,719,041
                                             ----------- ----------- -----------
  TOTAL..................................... $15,404,208 $12,732,579 $11,611,821
                                             =========== =========== ===========

N. SALES OF SUBSIDIARIES

  On October 30, 1992, Commonwealth Land Title Insurance Company ("Commonwealth") sold its wholly owned mortgage insurance subsidiary, Commonwealth Mortgage Assurance Company ("CMAC"), through a public offering of common stock of CMAC Investment Corporation ("CMAC Investment"), a newly formed holding company for CMAC. Effective November 6, 1992, CMAC terminated its participation in the Plan and established a separate trust at PNC for the CMAC Investment Savings Incentive Plan ("CMAC Investment SIP"), representing the continuation of the Plan as applied to current employees of CMAC. CMAC employee contributions through November 6, 1992 were made to the Plan. Employee contributions subsequent to November 6, 1992 and the employer matching contribution for 1992 were made to the separate trust. On April 1, 1993, account balances of CMAC employees totaling $2,453,875 were transferred to the separate trust. Neither the Company nor the Plan have any further liability or obligation with respect to CMAC employees.

  On July 14, 1993, RGH sold all the capital stock of its indirect wholly-owned life insurance subsidiary, United Pacific Life Insurance Company ("UPL"), to General Electric Capital Corporation. As a condition of the sale, the guaranteed investment contract issued by UPL to the Plan was terminated as of June 30, 1993. Effective July 1, 1993, account balances in the Guaranteed Funds were transferred to the Managed Income Fund.

RELIANCE INSURANCE COMPANY SAVINGS INCENTIVE PLAN
ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 1993

                                             NUMBER OF                CURRENT
                                               SHARES      COST        VALUE
                                             ---------- ----------- ------------
Employee Growth and Income Fund
  Fidelity Growth and Income Fund..........   1,330,437 $28,066,368 $ 29,562,316
Employee Intermediate Bond Fund
  Fidelity Intermediate Bond Fund..........     788,299   8,445,842    8,497,864
Employee Magellan Fund
  Fidelity Magellan Fund...................     118,899   8,495,294    8,423,986
Employee Managed Income Fund
  Fidelity Managed Income Fund.............  24,337,356  24,337,356   24,337,356
Employee Retirement Government Money Market
 Fund
  Fidelity Retirement Government Money Mar-
   ket Fund................................     715,222     715,222      715,222
Employee Common Stock Fund
  Continental Short Term Investment II
   Fund....................................      33,082      33,082       33,082
  Reliance Group Holdings, Inc. Common
   Stock...................................     696,670   3,415,552    5,573,387
                                                        ----------- ------------
    Total Employee Common Stock Fund.......               3,448,634    5,606,469
                                                        ----------- ------------
Employer Common Stock Fund
  Reliance Group Holdings, Inc. Common
   Stock...................................   3,328,277  16,852,274   26,626,190
Employer Managed Income Fund
  Fidelity Managed Income Fund.............   9,632,655   9,632,655    9,632,655
                                                        ----------- ------------
    Total Investments......................             $99,993,645 $113,402,058
                                                        =========== ============

RELIANCE INSURANCE COMPANY SAVINGS INCENTIVE PLAN

ITEM 27D--SCHEDULE OF REPORTABLE TRANSACTIONS

YEAR ENDED DECEMBER 31, 1993

                               INVESTMENTS PURCHASED                        INVESTMENTS MATURED/SOLD
                         ---------------------------------- --------------------------------------------------------
                         NUMBER OF  TRANSACTION             NUMBER OF  TRANSACTION
                           SHARES      DATE        COST       SHARES      DATE      PROCEEDS      COST       GAIN
                         ---------- ----------- ----------- ---------- ----------- ----------- ----------- ---------
American Express Credit
 Corporation Note, due
 04/01/93............... 26,848,000   Various   $26,848,000 26,848,000   Various   $26,848,000 $26,848,000 $     --
Continental Short Term
 Investment I Fund......  5,481,217   Various     5,481,217  5,481,217   Various     5,481,217   5,481,217       --
Fidelity Growth and In-
 come Fund..............  1,635,127   Various    34,429,822    304,689   Various     7,053,628   6,708,541   345,087
Fidelity Intermediate
 Bond Fund..............    979,655   Various    10,488,498    191,355   Various     2,127,718   2,085,187    42,531
Fidelity Magellan Fund..    126,675   Various     9,047,939      7,776   Various       596,775     574,710    22,065
Fidelity Managed Income
 Portfolio.............. 45,302,425   Various    45,302,425 11,332,414   Various    11,332,414  11,332,414       --
United Pacific Life In-
 surance
 Guaranteed Annuity Con-
 tract..................        --    Various     4,433,970        --    Various    45,439,895  45,439,895       --
PNC Money Market Fund...  5,009,851   Various     5,009,851  6,145,339   Various     6,145,339   6,145,339       --
PNC Fund Managed Income
 Portfolio..............     13,336   Various       142,894    737,029   Various     7,948,204   7,603,377   344,827
PNC Fund Value Equity
 Portfolio..............     64,098   Various       673,802  1,672,761   Various    18,514,650  16,739,983 1,774,667

  Under the provisions of ERISA, transactions or the aggregate of transactions involving the same security which exceed five percent of the current value of net assets at the beginning of the Plan year are included in this Schedule of Reportable Transactions.

                                 SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE SAVINGS INCENTIVE PLAN COMMITTEE HAS DULY CAUSED THIS ANNUAL REPORT TO BE SIGNED BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                          RELIANCE INSURANCE COMPANY SAVINGS
                                           INCENTIVE PLAN

Date: June 7, 1994

                                                 /s/ BRUCE FARBMAN

                                          By: ____________________________

                                           Bruce Farbman Chairperson, Savings
                                              Incentive Plan Committee